Filed Pursuant to Rule 424(b)(3)

Registration No. 333-236924

IMPORTANT NOTICE

ProShares VIX Mid-Term Futures ETF (VIXM)

ProShares Ultra Bloomberg Natural Gas (BOIL)

ProShares UltraShort Bloomberg Natural Gas (KOLD)

ProShares UltraShort Silver (ZSL)

ProShares UltraShort Gold (GLL)

ProShares UltraShort Australian Dollar (CROC)

ProShares Ultra Euro (ULE)

ProShares Short Euro (EUFX)

ProShares Ultra Yen (YCL)

ProShares UltraShort Yen (YCS)

(each, a “Fund”, and together, the “Funds”)

Supplement dated August 14, 2020

to each Fund’s Prospectus and Disclosure Document

Dated March 30, 2020

Effective August 14, 2020, the subsection entitled “DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL TERMS OF THE TRUST AGREEMENT — Executive Officers of the Trust and Principals and Significant Employees of the Sponsor” is hereby revised to remove all references to Ryan Dofflemeyer as a Senior Portfolio Manager and Associated Person of the Sponsor. Alexander Ilyasov’s responsibilities now include oversight of the investment management activities of the Funds and certain other series of the Trust as well as day-to-day portfolio management of the Funds.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Please retain this supplement for future reference.